EXHIBIT 21.1
 SUBSIDIARIES OF CIMPRESS N.V.

Subsidiary	Jurisdiction of Incorporation

Araprint B.V.	The Netherlands

Cimpress Australia Pty Limited	Australia

Cimpress Detroit Incorporated	Delaware, USA

Cimpress France SARL	France

Cimpress India Private Limited	India

Cimpress Investments B.V.	The Netherlands

Cimpress Jamaica Limited	Jamaica

Cimpress Schweiz GmbH	Switzerland

Cimpress UK Limited	England and Wales

Cimpress USA Incorporated	Delaware, USA

Cimpress Windsor Corporation	Nova Scotia, Canada

Del Camino SCI	France

Druck.at Druck- und Handelsgesellschaft GmbH	Austria

Drukwerkdeal.nl B.V.	The Netherlands

Drukwerkdeal.nl Productie B.V.	The Netherlands

E-Factory SAS	France

Exagroup SAS	France

FL Print SAS	France

FM Impressos Personalizados Ltda	Brazil

Grafica Editora Aquarela S.A.	Brazil

La Mougère SCI	France

Litotipografia Alcione S.r.l.	Italy

Pixartprinting S.p.A.	Italy

Printdeal B.V.	The Netherlands

Printi LLC	Delaware, USA

Pure Services SARL	France

Shanghai Cimpress Technology Company Limited	China

Vistaprint B.V.	The Netherlands

Vistaprint España, S.L.	Spain

Vistaprint Italy S.R.L.	Italy

Vistaprint Japan Co., Ltd	Japan

Vistaprint Limited	Bermuda

Vistaprint Netherlands B.V.	The Netherlands

Vistaprint Technologies Private Limited	India

Vistaprint Tunisie SARL	Tunisia

Webs, Inc.	Delaware, USA